UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2021

Home Point Capital Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39964	90-1116426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2211 Old Earhart Road, Suite 250
Ann Arbor, Michigan 48105
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 616-6866

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0000000072 per share	HMPT	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.
On November 2, 2021, Home Point Financial Corporation (“HPF”), a wholly owned subsidiary of Home Point Capital Inc. (the “Company”), entered into a Mortgage Loan Participation Sale Agreement (the “Gestation Agreement”) with JPMorgan Chase Bank, National Association, as purchaser (“Purchaser”). Subject to compliance with the terms and conditions of the Gestation Agreement, including the affirmative and negative covenants contained therein, the Gestation Agreement permits Purchaser to purchase from HPF from time to time during the term of the Gestation Agreement participation certificates evidencing a 100% undivided beneficial ownership interest in designated pools of fully amortizing first lien residential mortgage loans that are intended to ultimately be included in residential mortgage-backed securities (the “Agency MBS”) issued or guaranteed, as applicable, by the Federal National Mortgage Association (“Fannie Mae”), the Federal Home Loan Mortgage Corporation (“Freddie Mac”), and the Government National Mortgage Association (“Ginnie Mae”).
The aggregate purchase price of participation certificates owned by Purchaser at any given time for which Purchaser has not been paid the purchase price for the related Agency MBS by the applicable takeout investor as specified in the applicable takeout commitment cannot exceed $1.5 billion. Unless terminated earlier in accordance with its terms, the Gestation Agreement expires on November 2, 2022.
The Gestation Agreement and certain ancillary agreements thereto contain various financial and non-financial covenants, including, among other covenants, financial covenants relating to the maintenance of tangible net worth, liquidity, and a ratio of total indebtedness to tangible net worth. HPF is also generally required to maintain its status as an approved issuer by Ginnie Mae, an approved lender by Fannie Mae, and an approved seller/servicer by Freddie Mac.
Certain affiliates of the Purchaser have performed commercial banking, investment banking, or advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses. They may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of its business for which they may receive customary fees and reimbursement of expenses.
The foregoing description of the Gestation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Gestation Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.
Item 9.01Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
10.1+	Mortgage Loan Participation Sale Agreement dated as of November 2, 2021, between Home Point Financial Corporation, as seller, and JPMorgan Chase Bank, National Association, as purchaser.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

+

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME POINT CAPITAL INC.

Date: November 5, 2021

	By:	/s/ Maria N. Fregosi

	Name:	Maria N. Fregosi
	Title:	Chief Investment Officer